EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Core Scientific, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: January 31, 2022

/s/ Michael J. Levitt
Michael J. Levitt

HKM Investments, LLC

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Managing Member

MJL 2012 Younger Children Trust, modified as of March 21, 2021

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Trustee

MJL 2012 Older Children Trust, modified as of March 21, 2021

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Trustee

CS 1219 Trust, dated April 13, 2017

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Trustee

MJL Revoacable Trust, modified as of June 18, 2021

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Trustee

NBL Revocable Trust, modified as of June 18, 2021

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Trustee

MJL Blockchain LLC

By:	/s/ Michael J. Levitt
	Name:	Michael J. Levitt
	Title:	Managing Member